Exhibit 10.1
                            ASSET PURCHASE AGREEMENT

                                     BETWEEN

                          KRAUSS, KATZ & ACKERMAN, INC.

                                       AND

                           ESQUIRE COMMUNICATIONS LTD.

                                  June 13, 1997

                            ASSET PURCHASE AGREEMENT


        THIS AGREEMENT, made this 13th day of June, 1997, by and among Krauss, Katz & Ackerman, Inc., a Pennsylvania corporation ("Seller"), Harvey Krauss, Leonard Katz and Robert Ackerman (collectively the "Principals") and Esquire Communications Ltd., a Delaware corporation ("Buyer").

        WHEREAS, Seller desires to sell, and Buyer desires to purchase, substantially all the assets of Seller relating to the operation of Seller's court reporting business (the "Business") upon the terms and conditions hereinafter set forth.

        NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

     1. SALE AND TRANSFER OF ASSETS

        1.1. Based upon and subject to the terms, conditions, agreements, representations and warranties hereinafter set forth, the Seller does hereby agree to sell, assign, transfer, deliver and convey to Buyer on the Closing Date (as hereinafter defined), and Buyer does hereby agree to purchase, acquire, accept and take possession of on the Closing Date, all of Seller's right, title and interest in and to all assets, properties, rights and business of Seller of every kind and description wherever located (except for cash) used in or related to the Business (all of which are hereinafter sometimes referred to as the "Assets"), including without limitation, the following assets of Seller:

                (a)  All accounts receivable of Seller;

                (b) All office supplies, office machines, office furniture, machinery, equipment, fixtures, inventory, leasehold improvements and computer hardware and software systems, including those described on Schedule 1.1(b) hereto;

                (c) All vendor and customer lists, work-in-process and computerized information of the Seller with respect to the Assets;

                (d)  All general intangibles relating to Seller's
 Business including, without limitation, any trade name, any design and logo relating to the name, contracts and commitments with customers, licenses (to the extent assignable), claims and deposits; and

                (e) All books, records, forms, promotional materials and documents of Seller relating to the foregoing, including, without limitation, accounting, payroll and tax records and telephone and telecopier numbers.

    2. ASSUMPTION OF LIABILITIES AND OBLIGATIONS

        2.1. The Assets will be sold, conveyed, transferred and assigned to the Buyer on the Closing Date free and clear of all liens, security interests, mortgages, claims, restrictions, charges and encumbrances (collectively, "Liens") whatsoever. The Buyer does not assume, accept or undertake any obligations, duties, debts or liabilities of Seller of any kind whatsoever pursuant to this Agreement or otherwise, except that from and after the Closing Date Buyer hereby agrees to assume and to pay and discharge the following liabilities (the "Assumed Liabilities") of Seller (to the extent Seller is not in default and solely to the extent to be performed after the Closing Date):

                (a) All accounts payable and liabilities and obligations with respect to work-in-process incurred in the normal course of business;

                (b)  $150,000 due and owing by Seller to CoreStates Bank N.A.;

                (c) All liabilities and obligations arising under the agreements and the office leases as set forth on Schedule 2.1 hereto;

                (d) All accrued vacation or sick pay of employees of Seller who become employees of Buyer, to the extent earned but not used prior to the Closing, the amount of which at May 31, 1997 is set forth on Schedule 2.1(d) hereto; and

                (e) The outstanding principal of and interest due on the promissory note dated August 17, 1993 in the original aggregate principal amount of $184,190 payable by Krauss, Katz & Ackerman Acquisition Company, Inc. to the order of DeSimone Reporting Group, Inc., which note is current in accordance with its terms and has not been amended or modified.

        2.2. Except as provided in paragraph 2.1 and notwithstanding anything else to the contrary contained herein, Buyer is not assuming and shall not be liable for any liabilities of Seller, including, without limitation, any liabilities (i) under contracts and leases which shall not have been assigned to Buyer pursuant to this Agreement (including, but not limited to, any union agreements); (ii) for indebtedness for borrowed money; (iii) by reason of or arising as the result of any default or breach by Seller of any contract, for any penalty assessed against Seller under any contract or relating to or arising out of any event which with the passage of time or after giving of notice, or both, would constitute or give rise to such a breach, default or penalty, whether or not such contract is being assigned to and assumed by Buyer pursuant to this Agreement; (iv) the existence of which would conflict with or constitute a breach of any representation, warranty, covenant or agreement of Seller or the Principals contained herein; (v) to any shareholder or affiliate of Seller or to any present or former employee, officer or director of or consultant to Seller (or independent contractor retained by Seller) for services rendered prior to the Closing Date, including, without limitation, any bonuses, any termination or severance pay related to Seller's employees, and any post retirement medical benefits or other compensation or benefits; (vi) relating to the execution, delivery and consummation of this Agreement and the transactions contemplated hereby, including, without limitation, any and all taxes incurred as a result of the sale contemplated by this Agreement; (vii) for any taxes accrued or incurred prior to the Closing Date or relating to any period (or portion of a period) prior thereto; (viii) relating to or arising out of any environmental matter, including, without limitation, any violation of any environmental law or any other law relating to health and safety of the public or the employees of Seller; or (ix) relating to, or arising out of, services rendered by Seller, or the conduct or operation of the business of Seller, prior to the Closing Date, except for Assumed Liabilities.

    3. CLOSING

        The closing of this Agreement (the "Closing") shall take place at a place mutually determined by Seller and Buyer at 10:00 A.M. local time, on the date hereof or at such other date or time as Buyer and Seller may agree upon (the date of Closing being hereinafter referred to as the "Closing Date").

    4. PURCHASE PRICE

        4.1. The total purchase price (the "Purchase Price") to be paid by Buyer for the Assets is $9,000,000, subject to increase, payable on the Closing Date by the delivery by Buyer to Seller of a certified or bank cashier's check in such amount or by means of a wire transfer in such amount to an account number and depository designated by Seller.

        4.2. Seller shall pay to Buyer on the Closing Date the aggregate amount of all prepayments made to or advances received by Seller under all contracts being assumed by Buyer pursuant to this Agreement including, but not limited to, all deposits made with respect to such agreements. All adjustments customary in acquisitions, including utilities, compensation, rent and other items, shall be apportioned between Buyer and Seller as of the Closing Date.

        4.3. The Purchase Price shall be allocated by Buyer and Seller to the Assets in accordance with Schedule 4.3 hereto, which Schedule shall be prepared on or after the Closing Date. Each party hereto agrees to reflect the Assets upon its books for tax reporting purposes in accordance with such determination and to file all tax returns in accordance with and based upon such determination.

        4.4. (a) The Purchase Price shall be subject to increase based on annual revenues of the Business for each of the three calendar years ending December 31, 1997, December 31, 1998 and December 31, 1999 (each of such years being hereinafter referred to as an "Earn Out Period") as hereinafter set forth, which revenues shall be determined in accordance with generally accepted accounting principles. If the total revenues from the Business for the year ending December 31, 1997 are more than $7,000,000, then the Seller shall receive 100,000 shares of Common Stock of the Buyer, par value $.01 per share (the "Common Stock"). If the total revenues from the Business for the year ending December 31, 1998 are more than $7,500,000, then the Seller shall receive 100,000 shares of Common Stock. If the total revenues for the Business for the year ending December 31, 1999 (the "Third Earn Out Period") are more than $8,000,000, then the Seller shall receive 100,000 shares of Common Stock. If the revenues for any one or more of the three Earn Out Periods exceed $7,000,000, $7,500,000 or $8,000,000, respectively (such amounts being hereinafter referred to as the "Minimums"), any amounts in excess of the Minimums may be carried forward or backward to meet the Minimums for a prior or succeeding Earn Out Period. For example, if the revenues for the first Earn Out Period are $6,900,000 and the revenues for the second Earn Out Period are $8,300,000, $100,000 of the amount in excess of $7,500,000 may be carried back to meet the Minimum for the first Earn Out Period, and the balance of $700,000 may be carried forward to the third Earn Out Period. In addition, if in any Earn Out Period the revenues are at least 90% of the Minimum for such Earn Out Period, then the Seller shall receive a pro rata portion of the 100,000 shares for such Earn Out Period calculated by multiplying 100,000 by a fraction, the numerator of which is the total revenues for such Earn Out Period and the denominator of which is the Minimum for such Earn Out Period. For example, if the actual revenues for the first Earn Out Period are $6,650,000, the Buyer will issue 95,000 shares for such Earn Out Period.

                (b) Buyer shall not, prior to the end of the Third Earn Out Period, (i) transfer control of the Business, dispose of any substantial asset relating to the Business or take any other action (including, without limitation relocating the offices of the Business from their present locations or terminating the employment of persons working in such offices) which would have a material adverse effect on the total revenues of the Business without the prior written consent of Seller or a majority of the Principals or (ii) divert to Buyer or its affiliates any business opportunity which would be appropriate for the Business to undertake.

                (c) In the event of any change in the Common Stock prior to the end of the Third Earn Out Period by reason of stock dividends, split-ups, recapitalizations, combinations or similar events, the number of shares of Common Stock to be delivered pursuant to subparagraph (a) hereof shall be appropriately adjusted.

                (d) The shares of Common Stock to be delivered pursuant to subparagraph (a) hereof (collectively, the "Shares") will not be registered under the Securities Act of 1933, as amended (the "Securities Act"). The owners of the Shares will be afforded registration rights pursuant to a Registration Rights Agreement (the "Registration Rights Agreement") in substantially the form of Exhibit A attached hereto.

                (e) In determining revenues under this Agreement, (x) there shall be included the revenues from any referrals by Seller to any of Buyer's other offices and (y) there shall be excluded the annual revenues (i) of any acquired businesses, which revenues shall be equal to the annual revenues of the acquired businesses for the twelve month period of time prior to any such acquisitions; provided, however, that revenues from any business acquired in the ordinary course of business through a finder, contingent compensation or similar agreement consistent with Seller's prior practices shall be included if there is no cash, notes or securities paid or issued in such acquisition, with any compensation being contingent on future revenues generated, and (ii) derived from Buyer's corporate services division or 50% of revenues derived from other national marketing program.

                (f) As promptly as practicable after the end of each Earn Out Period, but not later than 90 days following the end of each Earn Out
Period, Buyer shall deliver to the Principals its calculation of the total revenues of the Business for such Earn Out Period. Within 30 days of receipt of such calculation (the "Response Period"), the Principals shall notify Buyer in writing as to whether they agree or disagree with such calculation, and if they disagree, the reasons therefor (the "Dispute Notice"). If the Principals do not respond to Buyer's notice within the Response Period, they shall be deemed to have accepted Buyer's calculation of the total revenues of the Business for such Earn Out Period. In the event of a dispute, the Principals, on the one hand, and the Buyer, on the other hand, shall work together to resolve any such dispute. If such dispute cannot be resolved within ten days following Buyer's receipt of the Dispute Notice, either Buyer or the Principals may submit the dispute to an independent accounting firm jointly selected by Buyer and the Principals, whose determination shall be final and binding on both Buyer and the Principals. The fees and expenses of such accounting firm shall be shared equally by Buyer and the Principals. Buyer shall promptly issue Shares to the Principals to the extent the final calculation of the total revenues of the Business for such Earn Out Period exceed the amounts specified in subparagraph (a).

                (g) From and after the Closing and until the end of the Third Earn Out Period, Buyer shall provide the Principals with copies of the Buyer's quarterly financial statements showing the total revenues of the Business for such quarter.

                (h) From and after the Closing and until the end of the Third Earn Out Period, the Principals shall have access to the Buyer's (and its auditor's) work papers relating to the total revenues of the Business and may review or audit such work papers at their own expense.

        4.5. On the Closing Date, the accounts receivable of Seller shall exceed the Assumed Liabilities (which Assumed Liabilities for purposes of calculating compliance with this paragraph will consist of $150,000 due and owing by Seller to CoreStates Bank N.A. and all accounts payable of the Business) by at least $600,000. If the accounts receivable do not exceed Assumed Liabilities by at least $600,000, then the cash portion of the Purchase Price shall be reduced by the amount by which accounts receivable are less than $600,000 in excess of Assumed Liabilities. If the accounts receivable exceed the Assumed Liabilities by more than $600,000, then the cash portion of the Purchase Price shall be increased by the amount by which accounts receivable are more than $600,000 in excess of Assumed Liabilities. Within 60 days after the Closing Date, Buyer shall prepare and furnish to Seller a statement (the "Statement") reflecting the accounts receivable and Assumed Liabilities as of the Closing Date, which shall be prepared in accordance with generally accepted accounting principles and in accordance with the same practices as used by Seller in preparing the December 31, 1996 financial statements.

        For purposes of this Section 4.5, accounts payable shall not include any obligations of Seller to refund duplicate payments which may have been received by Seller. Buyer shall withhold from the Purchase Price or other amounts due by Buyer to Seller hereunder an amount equal to one-half of any amounts identified by Buyer's accountants as duplicate payments for Seller's prior fiscal year; provided, however that the amount to be withheld shall not exceed $65,000 (the "Deduction"). If subsequent to 120 days after the Closing the Seller advises Buyer in writing that less than the Deduction in the aggregate has been refunded within 120 days after the Closing Date to Seller's clients as a result of duplicate payments, then the Buyer shall promptly pay to Seller or the Principals, by wire transfer to an account designated by them, the difference between the Deduction and the aggregate amounts so refunded.

        4.6. Seller shall have the right to review the Statement and to object to any items contained therein within 30 days after its receipt thereof. If Seller does not so object within 30 days, Buyer's determination shall be final and binding on the parties. If Seller objects to any items within such 30 days, Seller and Buyer shall consult with each other and attempt to reach an agreement. If they are unable to reach any agreement within 60 days, the matter shall be referred to an independent accounting firm jointly selected by Seller and Buyer, whose determination shall be final and binding on the Buyer and the Seller. The fees and expenses of the jointly selected accounting firm shall be paid one-half by Buyer and one-half by Seller.

        5. REPRESENTATIONS AND WARRANTIES OF SELLER AND THE PRINCIPALS

        As an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated herein, Seller and the Principals jointly and severally represent and warrant as follows:

        5.1. Seller is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Seller has the power and the authority and all licenses and permits required by governmental authorities to own and operate its properties and carry on its business as now being conducted. Except as set forth on Schedule 5.1 hereto, the Seller does not have any subsidiaries and does not own beneficially or of record any equity interest in any corporation, partnership or other business organization or entity.

        5.2. Seller has the corporate power and authority and the Principals have the legal capacity to execute and perform this Agreement and all other agreements to be entered into in connection with the transactions contemplated hereby. All the issued and outstanding shares of capital stock of the Seller are owned beneficially and of record by the Principals.

        5.3. The execution, delivery and performance of this Agreement and all other agreements to be entered into in connection with the transactions contemplated hereby have been duly authorized by the Board of Directors and shareholders of the Seller and by all necessary corporate action, and do not violate or conflict with any provisions of the Certificate of Incorporation or Bylaws of the Seller or any agreement, instrument, law, order or regulation to which Seller or the Principals is a party or by which Seller or any Principal is bound. Except as set forth on Schedule 5.3 hereto, no consent, approval or authorization of, or filing with or notification to, any lender, security holder, governmental agency or other person or entity is required by Seller or the Principals in connection with the execution, delivery and performance by the Seller and the Principals of this Agreement and the consummation of the transactions contemplated hereby.

        5.4. This Agreement, and all other instruments delivered by Seller and the Principals in connection herewith, have been duly executed and delivered by the Seller or the Principals and are legal, valid and binding obligations of Seller and the Principals, enforceable in accordance with their respective terms.

        5.5. The Seller is the owner of and has good, valid and marketable title to the Assets (other than those Assets which are being leased by Seller from third parties as described on Schedule 5.5) free and clear of all Liens. The Assets to be sold and conveyed to Buyer hereunder constitute all of the assets used in or required by Seller in the normal operation and conduct of its Business, other than cash and those Assets which are leased as set forth on
Schedule 5.5. The fixed assets included in the Assets are in good repair and operating condition, normal wear and tear excepted.

        5.6. Except as set forth on Schedule 5.6, there is no action, suit, litigation or proceeding pending, or to the knowledge of Seller or the Principals, threatened against or relating to the Assets or the Business nor does Seller or any Principal know of any basis for any such action, or of any governmental investigation relating to the Assets or the Business.

        5.7. There does not exist any order, writ, injunction or decree that has been issued by, or requested of, any court or governmental agency which is against, or binding on, Seller or any Principal which do or may affect, limit or control the Assets or Buyer's use thereof.

        5.8. Seller and the Principals have obtained all required approvals or authorizations of this Agreement and any other agreements to be entered into in connection with the transactions contemplated hereby which are required by law or otherwise in order to make this Agreement or any other agreements entered into in connection with the transactions contemplated hereby binding upon Seller and the Principals.

        5.9. The utilization of the Assets being sold and conveyed to Buyer hereunder do not infringe upon or violate in any way the rights evidenced by any outstanding patents, trademarks or trade names, whether registered or unregistered, held or owned by any third parties.

        5.10. Seller's relationships with its customers are in all material respects good, and Seller and the Principals are not aware of any facts or circumstances which might alter, negate, impair or in any way adversely affect the continuity of any such customer relationships.

        5.11. The accounts receivable of Seller are actual and bona fide receivables representing obligations for the total amount thereof which arose in the ordinary course of business, and are collectible in full within one year after the Closing Date.

        5.12. There are no Liens for any federal, state, county or local franchise, income, excise, property, business, sales, commercial rent, employment or other taxes upon the Assets. Except as set forth on Schedule 5.12 hereto, Seller has timely filed all federal, state, county and local franchise, income, excise, property, business, sales, commercial rent and employment and other tax returns which are required to be filed through the Closing Date, and has paid, or will pay, all taxes which are due and payable on or before the Closing Date.

        5.13. Schedule 5.13 contains a complete and accurate list of all personnel utilized in Seller's business, including full and part-time persons, employees and independent contractors. Buyer will not be liable for any obligations to the foregoing persons which relate to the period of time prior to the Closing Date, except for accrued vacation and sick pay as provided in
Section 2.1(d) hereof.

        5.14. The Seller has furnished to Buyer a balance sheet of the Seller as at December 31, 1996 (the "Balance Sheet Date"), and the related statements of income, retained earnings and cash flows for the year then ended, together with the notes thereto (collectively, the "Financial Statements"), as compiled by independent public accountants. The Financial Statements fairly present the financial position, results of operations and cash flows of the Seller as at, or for the period ended on, such date. Seller's total income and gross profit for its fiscal year ended December 31, 1996 were not less than $6,800,000 and $2,825,000, respectively. Since the Balance Sheet Date, (a) Seller has conducted its business in a consistent manner in the regular and ordinary course, (b) there has not been any material adverse change in the business, operations or financial condition of Seller, and (c) there has not been any damage, destruction or loss affecting the Business.

        5.15. Each of the material agreements to which Seller is a party or to which it is subject or by which it is bound is listed on Schedule 5.15 attached hereto (true and complete copies of which have been furnished to Buyer) and is a valid and subsisting contract of all of the parties thereto in full force and effect in all material respects without modification. Seller has performed in all material respects all obligations required to be performed by it and is not in default under any agreement, instrument or other document to which it is a party or to which it is subject or by which it is bound, and no event has occurred thereunder which, with or without the lapse of time or the giving of notice, or both, would constitute a default by it thereunder. To the knowledge of Seller and the Principals, no other party is in default under any such agreement, instrument or other document.

        5.16. There are no labor strikes, disputes, slow downs, work stoppages or other labor troubles or grievances pending or, to Seller's or the Principals' knowledge, threatened against or involving Seller. Seller is not a party to any union agreements. No unfair labor practice complaint before the National Labor Relations Board, no discharge or grievance before the Equal Employment Opportunity Commission and no complaint, charge or grievance of any nature before any similar or comparable state, local or foreign agency, in any case relating to Seller or the conduct of its business is pending or, to Seller's or the Principals' knowledge, threatened.

        5.17. Except as set forth on Schedule 5.17 hereto, Seller has complied and is in compliance with all laws, orders and regulations of any governmental authority applicable to Seller, its Business, assets or property or its operations, including, without limitation, laws relating to zoning, building codes, antitrust, occupational safety and health, environmental protection and conservation, water or air pollution, toxic and hazardous waste and substances control, consumer product safety, product liability, hiring, wages, hours, employee benefit plans and programs, collective bargaining and withholding and social security taxes.

        5.18. No representation or warranty by Seller or the Principals contained in this Agreement, and no statement contained in any Schedule, Exhibit or certificate furnished to Buyer under this Agreement, contains any untrue statement of any material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading.

        5.19. Seller and the Principals consent to the placement of the following legend on each certificate representing any Shares issued pursuant to this Agreement and acknowledge that stop transfer instructions will be placed with the Buyer's transfer agent:

                  "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED OR SOLD UNLESS (i) A REGISTRATION STATEMENT UNDER SUCH ACT (OR AN EXEMPTION FROM SUCH REGISTRATION) IS THEN IN EFFECT WITH RESPECT THERETO, (ii) A WRITTEN OPINION FROM COUNSEL FOR THE ISSUER OR OTHER COUNSEL FOR THE HOLDER REASONABLY ACCEPTABLE TO THE ISSUER HAS BEEN OBTAINED TO THE EFFECT THAT NO SUCH REGISTRATION IS REQUIRED OR (iii) A 'NO ACTION' LETTER OR ITS THEN EQUIVALENT HAS BEEN ISSUED BY THE STAFF OF THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH TRANSFER OR SALE."

        5.20. Seller and the Principals understand that the Shares will not be registered under the Securities Act for the reason that the sale provided for in this Agreement is exempt pursuant to Section 4 of the Securities Act. Seller and the Principals represent that they are experienced in evaluating companies such as the Buyer, have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of their investment, and have the ability to suffer the total loss of their investment in the Shares. Seller and the Principals are accredited investors within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

        6. REPRESENTATIONS AND WARRANTIES OF BUYER

        As an inducement to Seller to enter into this Agreement and to consummate the transactions contemplated herein, Buyer represents and warrants as follows:

        6.1. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Buyer has the power and the authority and all licenses and permits required by governmental authorities to own and operate its properties and carry on its business as now being conducted.

        6.2. The Buyer has the corporate power and authority to execute and perform this Agreement and all other agreements to be entered into in connection with the transactions contemplated hereby.

        6.3. The execution, delivery and performance of this Agreement and all other agreements to be entered into in connection therewith have been duly authorized by the Board of Directors of the Buyer and by all necessary corporate action, and do not violate or conflict with any provisions of the Certificate of Incorporation or Bylaws of the Buyer or any agreement, instrument, law or regulation to which the Buyer is a party or by which Buyer is bound.

        6.4. No approval or authorization of this Agreement or any other agreement to be entered into in connection with the transactions contemplated by this Agreement is required by law or otherwise in order to make this Agreement or any other agreements entered into in connection herewith binding upon the Buyer, except as set forth on Schedule 6.4 and for approval of the listing of the Shares on the Nasdaq Stock Market and on the Boston Stock Exchange. Upon the execution and delivery of this Agreement and any other agreement in connection therewith, such agreements will constitute legal, valid and binding obligations of Buyer, enforceable in accordance with their respective terms.

        6.5. The Shares to be issued pursuant to this Agreement, when so issued, will be duly and validly authorized and issued, fully paid and non-assessable and free and clear of any Liens created by the Buyer (other than restrictions arising under the Securities Act and state securities laws).

        7. CONDITIONS TO THE OBLIGATIONS OF THE SELLER

        The obligations of the Seller hereunder are, at the option of the Seller, subject to the following conditions:

        7.1. The representations and warranties of Buyer contained herein shall be true and correct on the date when made and at and as of the Closing Date as if then made, and Buyer shall have performed and complied with all agreements, covenants and conditions required hereunder to be performed or complied with by it prior to or at the Closing.

        7.2. At the Closing, the Seller shall have received an opinion, dated the Closing Date, of Stroock & Stroock & Lavan LLP, counsel for Buyer, in form and substance reasonably satisfactory to the Seller.

        7.3. At the Closing, the Seller shall have received certified copies of the resolutions of the Board of Directors of Buyer authorizing and approving this Agreement.

        7.4. There shall not be any order, injunction or decree of any court having jurisdiction to restrain, enjoin, invalidate or otherwise prevent this Agreement and the consummation of the transactions contemplated hereby, and there shall not be any litigation or proceeding by any commission, agency or department of the federal or any foreign, state or local government to restrain, enjoin, invalidate or otherwise prevent this Agreement and the consummation of the transactions contemplated hereby.

        7.5. All governmental approvals required for the consummation of this Agreement shall have been obtained.

        7.6. All legal matters in connection with this Agreement and the transactions contemplated by this Agreement, and all documents and instruments incident thereto, shall be reasonably satisfactory in form and substance to counsel to the Seller, and the Seller and such counsel shall have received all such documents and instruments, or copies thereof (certified if requested), as they may have reasonably requested.

        7.7. The Seller shall have received a certificate of an officer of Buyer, dated the Closing Date, in form and substance satisfactory to the Seller, certifying as to the fulfillment on behalf of Buyer of the conditions specified in paragraph 7.1 hereof.

        7.8. Each of the Principals shall have entered into an employment agreement with the Buyer in substantially the form of Exhibit B attached hereto.

        7.9. The Registration Rights Agreement shall have been executed and delivered by the parties thereto.

        8. CONDITIONS TO THE OBLIGATIONS OF BUYER

        The obligations of Buyer hereunder are, at the option of Buyer, subject to the following conditions:

        8.1. The representations and warranties of the Seller and the Principals contained herein shall be true and correct on the date when made and at and as of the Closing Date as if then made and the Seller and the Principals shall have performed and complied with all agreements, covenants and conditions required hereunder to be performed or complied with by them prior to or at the Closing.

        8.2. At the Closing, Buyer shall have received an opinion dated the Closing Date, from Morgan, Lewis & Bockius LLP, counsel for the Seller, in form and substance reasonably satisfactory to Buyer.

        8.3. Buyer shall have received certified copies of the resolutions of the Board of Directors and shareholders of the Seller authorizing and approving this Agreement.

        8.4. There shall not be any order, injunction or decree of any court having jurisdiction to restrain, enjoin, invalidate or otherwise prevent this Agreement and the consummation of the transactions contemplated hereby, and there shall not be any litigation or proceeding by any commission, agency or department of the federal or any foreign, state or local government to restrain, enjoin, invalidate or otherwise prevent this Agreement and the consummation of the transactions contemplated hereby.

        8.5. All governmental approvals required for the consummation of this Agreement and the other transactions contemplated hereby shall have been obtained and all consents and approvals of any other persons required for the consummation of this Agreement and the other transactions contemplated hereby, the withholding of which would have a material adverse effect on the financial condition or business of the Seller, shall have been obtained.

        8.6. At the Closing, Buyer shall have received from each state or other jurisdiction in which the Seller is incorporated or qualified as a foreign corporation, good standing (or equivalent) certificates dated within thirty days prior to the Closing Date, as to the due incorporation or organization, legal existence and qualification of the Seller in such jurisdiction.

        8.7. Since the Balance Sheet Date, there shall have been no material adverse change in the properties, assets, business, results of operations or financial condition of the Seller.

        8.8. All legal matters in connection with this Agreement and the transactions contemplated by this Agreement, and all documents and instruments incident thereto, shall be reasonably satisfactory in form and substance to Stroock & Stroock & Lavan LLP, counsel to Buyer, and Buyer and such counsel shall have received such documents and instruments, or copies thereof (certified if requested), as they may have reasonably requested.

        8.9. Buyer shall have received a certificate of the Seller executed by its President, dated the Closing Date, in form and substance satisfactory to Buyer, certifying as to the fulfillment on behalf of the Seller of the conditions specified in paragraphs 8.1, 8.4, 8.5 and 8.7 hereof.

        8.10. Each of the Principals shall have entered into an employment agreement with the Buyer in substantially the form of Exhibit B attached hereto.

        9. CLOSING DOCUMENTS

        9.1. Seller agrees to deliver to Buyer on the Closing Date appropriate assignments and bills of sale with respect to the Assets being sold hereunder, together with the documents required to be delivered by Seller pursuant to
Section 8 hereof. Seller shall amend its Certificate of Incorporation to change its name so that Buyer may utilize the corporate name of Seller after the Closing, which amendment shall be filed within three business days after the Closing.

        9.2. Buyer agrees to deliver on the Closing the Purchase Price, consisting of cash, and the documents required to be delivered by Buyer pursuant to Section 7 hereof.

        10. COSTS

        Each party covenants and agrees that it shall be responsible for and bear its respective costs and expenses in connection with, or arising out of, the negotiation or consummation of this Agreement and the transactions contemplated hereby, including, but not limited to, legal and accounting fees and expenses. Seller shall be responsible for any sales, use or transfer taxes applicable to the transactions provided for herein.

        11. INDEMNIFICATION

        11.1. INDEMNIFICATION BY SELLER. Seller and the Principals jointly and severally hereby agree to indemnify Buyer against and hold it harmless from any and all losses, liabilities, costs, damages, claims and expenses (including, without limitation, reasonable attorneys fees and expenses incurred by Buyer in any action or proceeding between Buyer and Seller and/or the Principals or between Buyer and any third party or otherwise) ("Damages") which Buyer may sustain at any time by reason of (i) noncompliance with any applicable bulk sales or transfer law, (ii) any liability or contract of, or claim against, Seller, whether contingent or absolute, direct or indirect, known or unknown, matured or unmatured (including but not limited to liabilities for taxes) relating to the operations of Seller prior to the Closing Date, except for Assumed Liabilities, (iii) any liability or claim arising in any way from any service rendered, or action taken by, or relating to the operations of, Seller prior to the Closing Date, except for the Assumed Liabilities, (iv) any liability or claim under any environmental laws relating to any event, action or failure to act which occurred prior to the Closing Date, or (v) the breach or inaccuracy of or failure to comply with, or the existence of any facts resulting in the inaccuracy of, any of the warranties, representations, conditions, covenants or agreements of Seller or the Principals contained in this Agreement or in any agreement delivered pursuant hereto, or arising out of the consummation of the transactions contemplated hereby. Buyer shall have the right to set-off and deduct any Damages incurred by it under this Agreement from any payments required to be made by Buyer under this Agreement. In addition, at Seller's election, Seller shall have the right to reimburse Buyer for Damages by having Buyer set-off and deduct such Damages from amounts payable to Seller pursuant to Section 4.4 of this Agreement. The Seller and the Principals shall not have any liability to indemnify the Buyer except to the extent that the aggregate of the Damages exceeds $75,000 (and then only to the extent of the excess) and in no event shall Seller or the Principals have any liability for any Damages which exceed the amount of the Purchase Price.

        11.2. INDEMNIFICATION BY BUYER. Buyer agrees to indemnify and hold Seller and the Principals harmless from and against any and all Damages in excess of $75,000 (which amount shall only apply to subparagraph (ii) below and not to Assumed Liabilities) which Seller or the Principals may sustain at any time by reason of (i) any Assumed Liability by Buyer or (ii) the breach or inaccuracy of or failure to comply with any warranties, representations, conditions, covenants or agreements of Buyer contained in this Agreement or in any agreement, certificate or document delivered pursuant to or in connection with this Agreement or arising out of the Closing of the transactions contemplated hereby.

        11.3. PROCEDURES FOR INDEMNIFICATION. In the event that any claim is asserted against any party hereto, or any party hereto is made a party defendant in any action or proceeding, and such claim, action or proceeding involves a matter which is the subject of this indemnification, then such party (an "Indemnified Party") shall give written notice to the other party hereto (the "Indemnifying Party") of such claim, action or proceeding, and such Indemnifying Party shall have the right to join in the defense of said claim, action or proceeding at such Indemnifying Party's own cost and expense and, if the Indemnifying Party agrees in writing to be bound by and to promptly pay the full amount of any final judgment from which no further appeal may be taken and if the Indemnified Party is reasonably assured of the Indemnifying Party's ability to satisfy such agreement, then at the option of the Indemnifying Party, such Indemnifying Party may take over the defense of such claim, action or proceeding, except that, in such case, the Indemnified Party shall have the right to join in the defense of said claim, action or proceeding at its own cost and expense.

        12. NON-COMPETITION

        12.1. Each of the Seller and the Principals agrees that for a period of two years after the Closing Date, they (and their affiliates) will not, directly or indirectly, within a radius of 100 miles of metropolitan Philadelphia, Pennsylvania, or 100 miles surrounding Seller's existing place of business or in any county or city in which Seller conducted its business (the "Territory"), (i) engage in any business the same as or similar to, or engage in competition with, the business heretofore or presently engaged in by Seller, (ii) render services to or have any interest, as a shareholder, owner, agent, consultant, lender or guarantor or any other interest, in any other person engaged in the rendering of services, which are currently being rendered by Seller, or (iii) engage in competition with, or sell, services as are referred to in clause (ii) of this paragraph; provided, however, that the foregoing shall not be deemed to prevent the Seller or the Principals from investing in securities if such class of securities in which the investment is so made is listed on a national securities exchange, is issued by a company registered under Section 12(g) of the Securities Exchange Act of 1934 or is traded on the Nasdaq Stock Market or over-the-counter, so long as such investment holdings do not, in the aggregate, constitute more than 5% of the voting stock of any company's securities.

        12.2. Neither Seller nor any Principal nor any affiliate of any of them, for a period of two years from and after the Closing Date, shall, directly or indirectly, (i) hire, offer to hire, entice away, retain, employ or solicit or attempt to solicit (either for itself or as agent for another) for employment or induce, persuade or encourage any person to leave Buyer's employ who, prior to the Closing Date was, or during such two year period will be, employed or retained by Buyer as a consultant, independent contractor, reporter, agent, employee or otherwise or (ii) divert or attempt to divert from Buyer any business whatsoever by influencing or attempting to influence any client or supplier of Buyer.

        12.3. Seller and the Principals acknowledge and agree that any breach of this Section 12 is likely to result in irreparable injury to Buyer, that monetary damages will be an inadequate remedy of such breach and that, accordingly, in addition to any other remedy that Buyer may have, Buyer shall be entitled to enforce the specific performance of this Section 12 and to seek both permanent and temporary relief in the event of any breach hereof.

        12.4. The parties acknowledge that the time, scope, geographic area and other provisions of this Section 12 have been specifically negotiated by sophisticated commercial parties and agree that all such provisions are reasonable under the circumstances of the transactions contemplated by this Agreement. If any portion of this Section 12 shall be determined to be invalid and unenforceable as written, each such portion shall be enforced to the extent reasonable under the circumstances and such determination shall not affect the validity or enforceability of the balance hereof, and such balance shall remain in full force and effect. It is understood that Seller and the Principal are entering into this non-competition agreement in order to induce Buyer to enter into this Agreement.

        13. BROKERS

        Each party represents and warrants to the other (and agrees to indemnify and hold harmless the other against breach of any such representation and warranty) that it has not engaged any broker, finder or similar person or entity in connection with the transactions provided for herein.

        14. SURVIVAL OF REPRESENTATIONS AND WARRANTIES

        All representations and warranties contained herein, and all other representations and warranties of the Seller, the Principals and Buyer contained in the instruments executed in connection with the consummation of the transactions provided for herein, shall survive the execution of this Agreement, the consummation of the sale contemplated hereby and any investigation made by any party hereto and shall terminate two years after the Closing Date; provided, however, that the parties shall be liable for all claims for indemnification made in writing prior to the expiration of such two year period of time in accordance with the procedures set forth in Section 11.

        15. NOTICES

        All notices, requests, demands, documents and other communications given or due hereunder shall hereafter be made in writing and shall be deemed to have been duly given when hand delivered, when received if sent by telecopier or by same day or overnight recognized commercial courier service or three days after being mailed by certified or registered mail, postage prepaid:
if to the Seller or Principals to:

                  Krauss, Katz & Ackerman, Inc.
                  1880 John F. Kennedy Blvd.
                  Philadelphia, Pennsylvania  19103
                  Attention:  President

 with a copy to:

                  F. Traynor Beck
                  Morgan, Lewis & Bockius LLP
                  2000 One Logan Square
                  Philadelphia, Pennsylvania  19103

and if to the Buyer to:

                  Malcolm Elvey
                  Esquire Communications Ltd.
                  216 East 45th Street
                  New York, New York  10017

with a copy to:

                  Martin H. Neidell
                  Stroock & Stroock & Lavan LLP
                  180 Maiden Lane
                  New York, New York  10038

        16. COMPLETE AGREEMENT

        This Agreement and the accompanying schedules and exhibits contain the complete agreement between the parties hereto with respect to the sale contemplated hereby and supersede all prior covenants and understandings between the parties hereto with respect to such sale. This Agreement shall not be amended or modified except by a writing signed by each party to be charged and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by each party to be charged.

        17. SEVERABILITY

        In case any one or more of the provisions hereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

        18. WAIVER, REMEDIES

        No waiver of any breach of any provision of this Agreement shall be held to be a waiver of any other or subsequent breach, and the failure of a party to enforce at any time any provision hereof shall not be deemed a waiver of any right of any such party to subsequently enforce such provision or any other provision hereunder. All remedies afforded in this Agreement shall be taken and construed as cumulative, that is, in addition to every other remedy provided herein or by law.

        19. COUNTERPARTS

        This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        20. COOPERATION; COVENANTS AFTER CLOSING

        The Principals will continue to use their best efforts on and after the Closing Date in endeavoring to effect the collection of accounts receivable owing to Seller at the Closing Date.

        21. AUTHORIZATION; MAIL

        The Principals shall have the right and authority to collect for the account of Buyer all receivables and other items which shall be transferred to Buyer as provided herein, and Buyer may endorse with the name of Seller any checks received on account of any such receivables or other items. Any cash or other property that Seller may receive in respect of any such receivables or other items shall belong to Buyer. Seller agrees to deliver to Buyer promptly upon receipt any mail, checks or other documents received by it pertaining to the Assets or otherwise to the business of Seller, as conducted by Buyer, or any of the Assumed Liabilities. Buyer agrees to deliver to Seller any mail which it receives to which it is not entitled by reason of this Agreement or otherwise and to which Seller is entitled.

        22. FURTHER ASSURANCES

        Seller agrees at any time and from time to time after the Closing Date, upon the request of Buyer, to do, execute, acknowledge and deliver, or to cause to be done, executed, acknowledged and delivered, all such further acts, assignments, transfers, powers of attorney and assurances as may be required for the better assigning, transferring, conveying, and confirming to Buyer, or to its successors and assigns, of any or all of the Assets and to carry out the terms and conditions of this Agreement.

        23. CONFIDENTIALITY

        Seller and the Principals, on the one hand, and Buyer, on the other hand, severally agree not to, directly or indirectly, without the prior written consent of the other, use or disclose to any person, firm or corporation, any information, trade secrets, confidential customer information, technical data or know-how relating to the products, processes, methods, equipment or business practices of the other.

        24. BENEFIT OF PARTIES; ASSIGNMENT

        This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Agreement may not be assigned by Seller or the Principals except with the prior written consent of Buyer. Buyer may freely assign this Agreement to a wholly-owned subsidiary of Buyer; provided, however, that Buyer shall guarantee the obligations of such subsidiary. Nothing herein contained shall confer or is intended to confer on any third party or entity which is not a party to this Agreement any rights under this Agreement.

        25. ARBITRATION

        Mindful of the high cost of litigation, not only in dollars but time and energy as well, the parties intend to and do hereby establish a quick, final and binding out-of-court dispute resolution procedure to be followed in the unlikely event any controversy should arise out of or concerning the performance of this Agreement. Accordingly, the parties do hereby covenant and agree as follows:

                (a) Any controversy, dispute or claim of whatever nature arising out of, in connection with or in relation to the interpretation, performance or breach of this Agreement, including any claim based on contract, tort or statute, shall be settled, at the request of any party to this Agreement, through arbitration by a dispute resolution process administered by any mutually agreed upon arbitration firm involving final and binding arbitration conducted at a location determined by the arbitrator administered by and in accordance with the then existing rules of practice and procedure of such arbitration firm and judgment upon any award rendered by the arbitrator may be entered by any state or federal court having jurisdiction thereof. If the parties are unable to agree upon an arbitration firm, then the American Arbitration Association office located in Philadelphia, Pennsylvania shall select an arbitration firm to conduct such arbitration.

        26. GOVERNING LAW

        This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of New York applicable to contracts made and to be entirely performed in such State.

        IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have caused this Agreement to be executed by their authorized representatives as of the day and year first above written.

                                         Krauss, Katz & Ackerman, Inc.

                                         By:___________________________


                                            ___________________________
                                             Harvey Kruass


                                            ___________________________
                                            Leonard Katz


                                            ___________________________
                                            Robert Ackerman


                                         Esquire Communications Ltd.


                                         By:_________________________